Greektown Superholdings, Inc. 8k

Exhibit 10.5

ASSUMPTION AGREEMENT

Assumption Agreement dated as of December 20, 2013 by Greektown Holdings, L.L.C., a Michigan limited liability company (“GH”) and Comerica Bank (“Bank”),

RECITALS:

A.	Greektown Superholdings, Inc., a Delaware corporation (“GSI”) obtained certain credit facilities from Bank under a Credit Agreement dated June 30, 2010 between GSI and Bank, which has been amended by five amendments (as amended, the “Credit Agreement”) and executed and delivered to Bank a Pledge and Security Agreement and certain other documents (the Credit Agreement, such other documents, being collectively referred to as the “Loan Documents”).

B.	GSI merged with and into GH effective as of December 20, 2013, with GH as the survivor.

NOW, THEREFORE, GH acknowledges and agrees as follows:

1.	GH assumes and agrees to perform all indebtedness, liabilities and obligations of GSI, whether now existing or hereafter arising under the Credit Agreement, the Revolving Credit Note and other Loan Documents, including without limitation, the Indebtedness (as defined in the Credit Agreement) of GSI to Bank and agrees to pay and perform all such indebtedness, liabilities and/or obligations in time and manner required under the Loan Documents. GH agreed to be bound by the terms and conditions of the Loan Documents executed by GSI as if GH had originally executed them. Each reference in the Loan Documents to GSI shall mean GH. Bank consents to the merger of GSI with and into GH with GH as the survivor.

2.	The Assumption Agreement shall be binding upon the parties hereto and their respective successors and assigns.

3.	This Assumption Agreement is governed by and is to be construed under Michigan law.

4.	Except for the assumption herein set forth, all of the terms and conditions of the Loan Documents remain unchanged and in full force and effect and each of the Loan Documents is ratified, confirmed and restated.

5.	GH agrees that Collateral (as defined in the Pledge and Security Agreement and/or any other Loan Document) shall remain in all respects subject to the liens and security interest of Bank established or continued under the Loan Documents and nothing contained herein and nothing done pursuant hereto shall affect or be construed to affect the liens and security interests of Bank therein, or the priority thereof.

6.	This Agreement is not an agreement by Bank to any amendment of any of the Loan Documents.

7.	Without limitation to the other terms and provisions of this Agreement, GH agrees to execute and deliver from time to time, such documents or agreements as the Bank may request to give effect to the terms of this Agreement.

8.	GH AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS.

COMERICA BANK	GREEKTOWN HOLDINGS, L.L.C.

By:/s/ ROBERT TULL	By:/s/ MATTHEW CULLEN

Its: Vice President	Its: President